UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 24, 2016

AYTU BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206, Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:   (720) 437-6580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of stockholders for Aytu BioScience, Inc. was held on May 24, 2016. Of the 22,446,481 shares outstanding on the record date for the meeting, a total of 16,328,811 were present or represented at the meeting.

At the meeting, our stockholders elected four members to our board of directors as follows:

Members	Number of Shares Voted For	Number of Shares Withheld (Includes Abstentions)	Broker Non-Votes
Joshua R. Disbrow	9,788,447	277,515	6,262,849
Jarrett T. Disbrow	9,720,858	345,104	6,262,849
Michael Macaluso	9,232,597	833,365	6,262,849
Carl C. Dockery	9,348,418	717,544	6,262,849

The election of directors was determined by a plurality of the votes cast at the meeting, whereby the four nominees receiving the highest number of “FOR” votes were elected as directors. Withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on the proposal to elect directors.

At the meeting, our stockholders took the following actions:

•	Approved, by a majority of our outstanding common stock, an amendment to our Certificate of Incorporation to reduce the number of authorized shares of common stock from 300,000,000 to 100,000,000. The vote for such approval was 15,748,848 shares for, 351,790 shares against, 228,173 shares abstaining, and 0 shares of broker non-votes. The affirmative vote of the holders of a majority of the total outstanding shares of our common stock as of the record date was necessary to approve the amendment to our Certificate of Incorporation to reduce our authorized shares of common stock. Withheld votes and broker non-votes were not treated as votes cast, and therefore were effectively a vote against this proposal. This was a routine matter so brokers could vote shares they held for the benefit of their customers;

•	Did not approve an amendment to our Certificate of Incorporation to reduce the number of authorized shares of preferred stock from 50,000,000 to 10,000,000. The vote for such approval was 9,917,927 shares for, 111,386 shares against, 36,649 shares abstaining, and 6,262,849 shares of broker non-votes. The affirmative vote of the holders of a majority of the total outstanding shares of our common stock as of the record date was necessary to approve the amendment to our Certificate of Incorporation to reduce our authorized shares of common stock. Withheld votes and broker non-votes were not treated as votes cast, and therefore were effectively a vote against this proposal. This was not a routine matter so brokers could not vote shares they held for the benefit of their customers;

•	Approved, by a majority of our outstanding capital stock, an amendment to our Certificate of Incorporation to effect a reverse stock split at a ratio of any whole number between 1-for-4 and 1-for-12, as determined by the board of directors, at any time before November 24, 2016, if and as determined by the board of directors. The vote for such approval was 15,239,461 shares for, 902,146 shares against, 187,204 shares abstaining, and 0 shares of broker non-votes. The affirmative vote of the holders of a majority of the total outstanding shares of our common stock as of the record date was necessary to approve the reverse stock split. Withheld votes and broker non-votes were not treated as votes cast, and therefore were effectively a vote against this proposal. This was a routine matter so brokers could vote shares they held for the benefit of their customers;

•	Approved a non-binding advisory basis, the compensation of our named executive officers for fiscal year 2015. The vote for such approval was 9,658,034 shares for, 310,722 shares against, 97,206 shares abstaining, and 6,262,849 shares of broker non-votes. The affirmative vote of the holders of a majority of the votes cast at the meeting was necessary to approve the advisory vote on executive compensation. Withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on this proposal;

•	Approved on a non-binding advisory basis, the frequency with which future advisory votes on executive compensation should be held every third year. The shareholders were voting on either one, two or three years for frequency with which future advisory votes on executive compensation should be held. The vote for one year was 1,851,931 shares for, 264,316 shares for two years, 7,895,656 shares for three years, 54,059 shares abstaining and 6,262,849 shares of broker non-votes. A majority of the votes cast were for a non-binding approval of executive compensation every three years. The advisory vote on the frequency of future votes on executive compensation was decided by a plurality of the votes cast at the meeting whereby the frequency period (every one, two or three years) receiving the highest number of “FOR” votes was selected. Withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on this proposal; and

•	Ratified the appointment of EKS&H, LLLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016. The vote for such approval was 15,879,835 shares for, 270,080 shares against, 178,896 shares abstaining, and 0 shares of broker non-votes. The affirmative vote of the holders of a majority of the votes cast at the meeting was necessary to ratify the appointment of EKS&H as our independent registered public accounting firm. Withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on this proposal.

Item 8.01	Other Events

On May 25, 2016, we issued a press release regarding the approval by our stockholders of an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common shares at an exchange ratio of not less than 1-for-4 and not more than 1-for-12, as determined by the board of directors at any time before November 24, 2016. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2016	AYTU BIOSCIENCE, INC.

/s/ Gregory A. Gould
Name: Gregory A. Gould
Title: Chief Financial Officer